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                                                                   EXHIBIT 10.18

                                    EXECUTIVE
                              EMPLOYMENT AGREEMENT

                                 P R E A M B L E

         This Executive Employment Agreement defines the essential terms and conditions of our employment relationship with you. The subjects covered in this Agreement are vitally important to you and to the Company. Thus, you should read the document carefully and ask any questions before signing the Agreement. Given the importance of these matters to you and the Company, all executives shall sign the Agreement as a condition of employment.

         This EMPLOYMENT AGREEMENT, dated and effective this 1st day of March, 2001, is entered into by and between Hillenbrand Industries, Inc., an Indiana corporation (the "Company"), and Scott K. Sorensen, ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company is an Indiana corporation engaged through its various subsidiaries in the healthcare and death care industries throughout the United States and abroad;

         WHEREAS, the Company is willing to employ Executive in an executive capacity and Executive desires to be employed by the Company in such capacity based upon the terms and conditions set forth in this Agreement;

         WHEREAS, in the course of the employment contemplated under this Agreement, it will be necessary for Executive to acquire knowledge of certain trade secrets and other confidential and proprietary information regarding the Company and its subsidiaries (hereinafter jointly referred to as the "Companies"); and

         WHEREAS, the Company and Executive (collectively referred to herein as the "Parties") acknowledge and agree that the execution of this Agreement is necessary to memorialize the terms and conditions of their employment relationship as well as safeguard against the unauthorized disclosure or use of the Company's confidential information and to otherwise preserve the goodwill and ongoing business value of the Company;

         NOW THEREFORE, in consideration of Executive's employment, the Company's willingness to disclose confidential and proprietary information to Executive and the mutual covenants contained herein as well as other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. Employment. The Company agrees to employ Executive and Executive agrees to serve as Vice President and Chief Financial Officer.

2. Duties. Executive agrees to perform all duties and responsibilities traditionally assigned to, or falling within the normal responsibilities of, an individual employed in the above-referenced

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         position, specifically including his agreement to provide the necessary oversight concerning all financial and SEC matters relating to the Company. Executive also agrees to perform any and all additional duties or responsibilities as may be assigned by the Company in its sole discretion.

3. Best Efforts and Duty of Loyalty. During the term of employment with the Company, Executive covenants and agrees to perform all assigned duties in a diligent and professional manner and in the best interest of the Company. Executive agrees to devote his full working time, attention, talents, skills and best efforts to further the Company's business and agrees not to take any action, or make any omission, that deprives the Company of any business opportunities or otherwise act in a manner that conflicts with the best interest of the Company or is otherwise detrimental to its business. Executive agrees not to engage in any outside business activity, whether or not pursued for gain, profit or other pecuniary advantage, without the express written consent of the Company. Executive shall act at all times in accordance with the Hillenbrand Industries, Inc. Handbook of Ethical Business Conduct, the Corporate Compliance Handbook and all other applicable policies which may exist or be adopted by the Company from time to time. The Parties agree that nothing contained herein shall be construed to prohibit Executive from serving on other corporate boards provided, however, such activities are disclosed in advance to the Company and have the approval of the Company's CEO, do not interfere with Executive's ability to perform all duties and responsibilities contemplated hereunder and do not otherwise violate the terms and conditions of this Agreement.

4. At-Will Employment. Subject to the terms and conditions set forth below in Paragraph No. 8, Executive specifically acknowledges and accepts such employment on an "at-will" basis and agrees that, notwithstanding anything contained herein to the contrary, both Executive and the Company retain the right to terminate this relationship at any time, with or without cause, for any reason not prohibited by applicable law. Executive acknowledges that nothing in this Agreement is intended to create, nor should be interpreted to create, an employment contract for any specified length of time between the Company and Executive.

5. Compensation. For all services rendered under this Agreement or on behalf of the Company, Executive shall be paid as follows:

         (a) A base salary at the bi-weekly rate of Thirteen Thousand, Four Hundred, Sixty-one Dollars and Fifty-four Cents ($14,423.08), less usual and ordinary deductions;

         (b) Incentive compensation, payable solely at the discretion of the Company, pursuant to the Company's Exempt Employee Executive Compensation Program; and

         (c) Such additional compensation, benefits and perquisites as the Company, in its sole discretion, may deem appropriate.

         Notwithstanding anything contained herein to the contrary, Executive acknowledges that the Company specifically reserves the right to make changes to Executive's compensation in its sole discretion, including but not limited to, modifying or eliminating a compensation component. The Parties anticipate that Executive's compensation structure will be reviewed on an annual basis but acknowledge that the Company shall have no obligation to do so.

6. Warranties and Indemnification. Executive warrants that he is not a party to any contract, restrictive covenant, or other agreement purporting to limit or otherwise adversely affecting his ability to provide the services contemplated under this Agreement. Alternatively, should any such agreement exist, Executive warrants that the contemplated services to be performed hereunder will not violate the terms and conditions of any such agreement. In either event,

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         Executive agrees to fully indemnify and hold the Company harmless from any and all claims arising from, or involving the enforcement of, any such restrictive covenants or other agreements.

7. Restricted Duties. Executive agrees not to disclose, or use for the benefit of the Company, any confidential or proprietary information belonging to any predecessor employer which otherwise has not been made public and further acknowledges that the Company has specifically instructed him not to disclose or use such confidential or proprietary information. Based on his understanding of the anticipated duties and responsibilities hereunder, Executive acknowledges that such duties and responsibilities will not compel the disclosure or use of any such confidential and proprietary information.

8. Termination of Employment. Executive's employment may be terminated at any time, without cause, by either party upon sixty (60) days' written notice or pay in lieu of notice. Executive's employment may be terminated at any time, without notice, for cause. For purposes of this Agreement, cause shall be defined to include but shall not be limited to dishonesty, nonperformance of duties, violation of Company policy or procedures, conviction of a felony, violation of the Hillenbrand Industries, Inc. Handbook of Ethical Business Conduct, unfaithfulness or a failure to act or not act in accordance with the direction of the Company or in a manner contrary to the best interests of the Company. In addition, Executive's employment shall immediately terminate upon his death. In the event Executive is unable to perform services hereunder because of disability, he shall not be entitled to any compensation except such as is ordinarily paid to disabled executive employees under the regular fringe benefit programs of the Company. In the event Executive voluntarily leaves the Company's employ or is terminated with or without cause prior to the end of the fiscal year, Executive shall not be entitled to any of the compensation, benefits and perquisites identified in Paragraphs 5(b) and 5(c) above for any portion of such fiscal year which have not already been paid to Executive as of the date of his separation.

9. Severance Payments. Subject to the terms and conditions set out below, if Executive's employment is terminated by the Company without cause, the Company shall pay Executive severance pay based upon his base salary at the time of termination for a period figured in accordance with any guidelines established by the Company or twelve (12) months, whichever is longer. No severance pay shall be paid if Executive voluntarily leaves the Company's employ or is terminated for cause. Moreover, any severance pay made payable hereunder shall be offset against any amount of notice pay paid pursuant to Paragraph 5 and is contingent upon Executive complying with the covenants and agreements of Paragraphs 12 through 15 and executing a Separation and Release Agreement in a form not substantially different from that attached to the Agreement as Exhibit A.

10. Documents, Inventions, Etc. All records, files, drawings, documents, equipment, and the like relating to the Company shall be and remain the sole property of the Company. Executive, on the termination of his employment hereunder, shall immediately return to the Company all such items without retention of any copies. De minimis items such as pay stubs, 401(k) plan summaries, employee bulletins, and the like are excluded from this requirement. Executive shall fully and promptly disclose to the Company all ideas, conceptions, inventions, discoveries, and designs that are conceived or contemplated by him within the scope of his employment and pertaining to the business of the Company (whether alone or with others and whether patentable or unpatentable hereinafter called "Inventions") and shall assign to the Company his entire right, title and interest in and to the Inventions. Executive shall take all reasonable action requested by the Company to protect, obtain title to and/or patent in any country in the name of the Company or its nominee, any of such Inventions, including execution and delivery of all applications, assignments and

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         other papers deemed necessary by the Company, provided he is reimbursed reasonable expenses incurred by him in so doing.

11. Confidential Information. Executive acknowledges that the Company possesses certain trade secrets as well as other confidential and proprietary information which the Company has acquired or will acquire at great effort and expense. Such information may include, without limitation, confidential information regarding the Companies' products and services, marketing strategies, business plans, operations, costs, current or prospective customer information (including customer contacts, requirements, creditworthiness and like matters), product concepts, designs, prototypes or specifications, research and development efforts, technical data and know-how, sales information, including pricing and other terms and conditions of sale, financial information, internal procedures, techniques, forecasts, methods, trade information, trade secrets, software programs, project requirements, inventions, trademarks, trade names, and similar information regarding the Companies' business (collectively referred to herein as "Confidential Information"). Executive further acknowledges that, as a result of his employment with the Company, Executive will have access to, will become acquainted with, and/or may help develop, such Confidential Information.

12. Restricted Use of Confidential Information. Executive agrees that all Confidential Information is and shall remain the sole and exclusive property of the Company. Except as may be expressly authorized by the Company in writing, Executive agrees not to disclose, or cause any other person or entity to disclose, any Confidential Information to any third party while employed by the Company and for as long thereafter as such information remains confidential (or as limited by applicable law). Further, Executive agrees to use such Confidential Information only in the course of Executive 's duties in furtherance of the Company's business and agrees not to make use of any such Confidential Information for Executive's own purposes or for the benefit of any other entity or person.

13. Non-Solicitation. During Executive's employment and for a period of twelve (12) months thereafter, Executive agrees not to engage in the following prohibited conduct:

         (a) Solicit, offer products or services to, accept orders from, or otherwise transact commercial business with, any customer or entity with whom Executive had contacted or transacted any business during the twelve (12) month period preceding Executive's date of separation or about whom Executive possessed, or had access to, confidential and proprietary information;

         (b) Attempt to entice or otherwise cause any third party to withdraw, curtail or cease doing business with the Company, specifically including customers, venders, independent contractors and other third party entities;

         (c) Disclose to any person or entity the identities, contacts or preferences of any customers of the Company, or the identity of any other persons or entities having business dealings with the Company;

         (d) Directly or indirectly induce any individual who has been employed by or had provided services to the Company within the six (6) month period immediately preceding the effective date of Executive's separation to terminate such relationship with the Company;

         (e) Offer employment to, accepted employment inquiries from, or employ any individual who had been employed by the Company at any time within the six (6) month period immediately preceding the effective date of Executive's separation of employment; or

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         (f)      Otherwise attempt to directly or indirectly interfere with the
                  Company's business or its relationship with its employees, consultants, independent contractors or customers.

14. Acknowledged Need for Limited Non-Compete. Executive acknowledges that the Company has spent and will continue to expend substantial amounts of time, money and effort to develop its business strategies, Confidential Information, customer relationships, goodwill and employee relationships, and that Executive will benefit from these efforts. Further, Executive acknowledges the inevitable use of, or near-certain influence by his knowledge of, the Confidential Information disclosed to Executive during the course of employment if allowed to compete against the Company in an unrestricted manner and that such use would be unfair and extremely detrimental to the Company. Accordingly, based on these legitimate business reasons, Executive acknowledges the Company's need to protect its legitimate business interests by reasonably restricting Executive's ability to compete with the Company on a limited basis.

15. Limited Non-Compete. For the above reasons, and as a condition of employment, Executive agrees during the Relevant Non-Compete Period not to directly or indirectly engage in the following competitive activities:

         (a) Executive shall not have any ownership interest in, work for, advise, consult, or have any business connection or business or employment relationship with any Competitor unless Executive provides written notice to the Company of such employment prior to accepting such employment and, further, provides sufficient written assurances to the Company's satisfaction that such employment will not jeopardize the Company's legitimate interests or otherwise violate the terms of this Agreement;

         (b) Executive shall not engage in any research, development, production, sale or distribution of any Competitive Products, specifically including any products or services relating to those for which Executive had responsibility for the twelve
                  (12) month period preceding Executive's date of separation;

         (c) Executive shall not market, sell, or otherwise offer or provide any Competitive Products within the applicable Geographic Territory, specifically including any products or services relating to those for which Executive had responsibility for the twelve (12) month period preceding Executive's date of separation; and

         (d) Executive shall not distribute, market, sell or otherwise offer or provide any Competitive Products to any customer of the Company with whom Executive had contact (either directly or indirectly) or for which Executive had responsibility at any time during the twelve (12) month period preceding Executive's date of separation.

         Executive agrees that the foregoing restrictions apply equally to Executive whether performed individually, directly or indirectly, or as a partner, shareholder, officer, director, manager, employee, salesman, independent contractor, broker, agent, or consultant for any other individual, partnership, firm, corporation, company, or other entity engaged in such conduct.

16. Non-Compete Definitions. For purposes of this Agreement, the Parties agree that the following terms shall apply:

         (a) "Competitive Products" shall include any product or service which directly or indirectly competes with, is substantially similar to, or serves as a reasonable substitute for, any

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                  product or service in research, development or design, or
                  manufactured, produced, sold or distributed by the Companies;

         (b) "Competitor" shall include any person or entity that offers or plans to offer any Competitive Products;

         (c) "Geographic Territory" shall include any territory formally assigned to Executive as well as all territories in which Executive has provided any services, sold any products or otherwise had responsibility at any time during the twelve
                  (12) month period preceding Executive's date of separation;

         (d) "Relevant Non-Compete Term" shall include the period of Executive's employment with the Company as well as a period of twelve (12) months after such employment is terminated, regardless of the reason for such termination provided, however, that this period shall be reduced to the greater of
                  (i) six (6) months or (ii) the length of Executive's employment with the Company, if such employment is less than twelve (12) months.

17. Consent to Reasonableness. In light of the above-referenced concerns, including Executive's knowledge of and access to the Company's Confidential Information, Executive acknowledges that the terms of the foregoing restrictive covenants are reasonable and necessary to protect the Company's legitimate business interests and will not unreasonably interfere with Executive's ability to obtain alternate employment. As such, Executive hereby agrees that such restrictions are valid and enforceable, and affirmatively waives any argument or defense to the contrary.

18. Survival of Restrictive Covenants. Executive acknowledges that the above restrictive covenants shall survive the termination of this Agreement and the termination of Executive's employment for any reason. Executive further acknowledges that any alleged breach by the Company of any contractual, statutory or other obligation shall not excuse or terminate the obligations hereunder or otherwise preclude the Company from seeking injunctive or other relief. Rather, Executive acknowledges that such obligations are independent and separate covenants undertaken by Executive for the benefit of the Company.

19. Scope of Restrictions. If the scope of any restriction contained in any preceding paragraphs of this Agreement is deemed too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

20. Specific Enforcement/Injunctive Relief. Executive agrees that it would be difficult to measure any damages to the Company from a breach of the above-referenced restrictive covenants, but that such damages would be great, incalculable and irremedial, and that monetary damages alone would be an inadequate remedy. Accordingly, Executive agrees that the Company shall be entitled to injunctive relief against such breach, or threatened breach, in any court having jurisdiction. In addition, if Executive violates any such restrictive covenant, Executive agrees that the period of such violation shall be added to the term of the restriction. In determining the period of any violation, the Parties stipulate that in any calendar month in which Executive engages in any activity violative of such provisions, Executive shall be deemed to have violated such provision for the entire month, and that month shall be added to the duration of the non-competition provision. Executive acknowledges that the remedies described above shall not be the exclusive remedies, and the Company may seek any other remedy available to it either in law or in equity, including the recovery of compensatory or punitive damages. Executive further

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         agrees that the Company shall be entitled to an award of all costs and attorneys' fees incurred by it in any attempt to enforce the terms of this Agreement, if the Company prevails.

21. Publicly Traded Stock. The Parties agree that nothing contained in this Agreement shall be construed to prohibit Executive from investing his personal assets in any stock or corporate security traded or quoted on a national securities exchange or national market system provided, however, such investments do not require any services on the part of Executive in the operation or the affairs of the business or otherwise violate the Hillenbrand Industries, Inc. Handbook of Ethical Business Conduct.

22. Titles. Titles are used for the purpose of convenience in this Agreement and shall be ignored in any construction of it.

23. Severability. The Parties agree that each and every paragraph, sentence, clause, term and provision of this Agreement is severable and that, in the event any portion of this Agreement is adjudged to be invalid or unenforceable, the remaining portions thereof shall remain in effect and be enforced to the fullest extent permitted by law. Further, should any particular covenant, provision or clause of this Agreement be held unreasonable or contrary to public policy for any reason, the Parties acknowledge and agree that such covenant, provision or clause shall automatically be deemed modified such that the contested covenant, provision or clause will have the closest effect permitted by applicable law to the original form and shall be given effect and enforced as so modified to whatever extent would be reasonable and enforceable under applicable law.

24. Choice of Forum. The Company is based in Indiana, and Executive understands and acknowledges the Company's desire and need to defend any litigation against it in Indiana. Accordingly, the Parties agree that any claim of any type brought by Executive against the Company or any of its employees or agents must be maintained only in a court sitting in Marion County, Indiana, or Ripley County, Indiana, or, if a federal court, the Southern District of Indiana, Indianapolis Division. Executive further understands and acknowledges that in the event the Company initiates litigation against Executive, the Company may need to prosecute such litigation in Executive's forum state, in the state of Indiana, or in such other state where the Executive is subject to personal jurisdiction. Accordingly, the Parties agree that the Company can pursue any claim against Executive in any forum in which Executive is subject to personal jurisdiction. Executive specifically consents to personal jurisdiction in the State of Indiana, as well as any state in which resides a customer assigned to the Executive.

25. Choice of Law. This Agreement shall be deemed to have been made within the County of Ripley, State of Indiana and shall be interpreted and construed in accordance with the laws of the State of Indiana. Any and all matters of dispute of any nature whatsoever arising out of, or in any way connected with the interpretation of this Agreement, any disputes arising out of the Agreement or the employment relationship between the Parties hereto, shall be governed by, construed by and enforced in accordance with the laws of the State of Indiana without regard to any applicable state's choice of law provisions.

26. Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to its benefit, its successors and affiliated companies and shall be binding upon the successors and assigns of the Company. This Agreement, being personal to Executive, cannot be assigned by Executive, but his personal representative shall be bound by all its terms and conditions.

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27.      Assignment-Waiver-Notices. The rights and obligations of the Company under this Agreement shall inure to the benefit of its successors and affiliated companies and shall be binding upon the successors and assignees of the Company. This Agreement, being personal to the Executive, cannot be assigned by Executive, but his personal representative shall be bound by all its terms and conditions. The waiver by the Company of breach of any provision of this Agreement by Executive shall not be construed as a waiver of any subsequent breach by Executive. Any notice hereunder shall be sufficient if in writing and mailed to the last known residence of Executive or to the Company at its principal office with a copy mailed to the Office of General Counsel.

28. Amendments and Modifications. Except as specifically provided herein, no modification, amendment, extension or waiver of this Agreement or any provision hereof shall be binding upon the Company or Executive unless in writing and signed by both parties. Nothing in this Agreement shall be construed as a limitation upon the Company's right to modify or amend any of its manuals at its sole discretion and any such modification or amendment which pertains to matters addressed herein shall be deemed to be incorporated in and made a part of this Agreement.

29. Outside Representations. Employee represents and acknowledges that in signing this Agreement he does not rely, and has not relied, upon any representation or statement made by the Company or by any of the Company's employees, officers, agents, stockholders, directors or attorneys with regard to the subject matter, basis or effect of this Agreement other than those specifically contained herein.

30. Entire Agreement. This Agreement constitutes the entire employment agreement between the Parties hereto concerning the subject matter hereof and shall supersede all prior and contemporaneous agreements between the Parties in connection with the subject matter of this Agreement. Nothing in this Agreement, however, shall affect any separately-executed written agreement addressing any other issues (e.g., the Inventions, Improvements, Copyrights and Trade Secrets Agreement). Finally, the Parties further agree that no verbal or other statements, discussions, or impressions, other than those provisions contained in this Agreement, have been relied upon by either party in executing this Agreement.

         IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the day and year first above written.

EXECUTIVE                                     HILLENBRAND INDUSTRIES, INC.

Signed: ____________________________          By: ______________________________

Printed: ___________________________          Title: ___________________________

Dated: _____________________________          Dated: ___________________________

CAUTION: READ BEFORE SIGNING

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                                                                       Exhibit A

                        SEPARATION AND RELEASE AGREEMENT

         THIS SEPARATION and RELEASE AGREEMENT ("Agreement") is entered into by and between [EMPLOYEE'S FULL NAME] ("Employee") and Hillenbrand Industries, Inc. ("Company"). To wit, the Parties agree as follows:

1. Employee's active employment by the Company shall terminate effective [DATE OF TERMINATION] (Employee's "Effective Termination Date"). As of that date, all Company benefits and obligations shall terminate except as specifically provided by this Agreement. Employee agrees that the Company shall have no other obligations or liabilities to him and that his receipt of the severance benefits provided herein shall constitute a complete settlement and satisfaction of any and all claims he may have against the Company.

2. In consideration of the promises contained in this Agreement and contingent upon Employee's compliance with such promises, the Company agrees to provide Employee the following:

         (i) Severance pay, inclusive of any notice pay obligations, to be paid at the bi-weekly rate of $_______, less applicable deductions, for a period of [WEEKS OF SEPARATION] (___) weeks following the date of termination or until Employee becomes employed again, whichever first occurs;

         (ii) Payment for any earned but unused vacation as of [DATE OF TERMINATION]; and

         (iii) Life insurance coverage until the above-referenced Severance Pay terminates.

         The above Severance Benefits shall be paid in accordance with the Company's standard payroll practices and shall begin on the first normally scheduled payroll following Employee's Effective Termination Date or the effective date of this Agreement, whichever occurs last.

3. As of the Effective Termination Date, Employee will become ineligible to participate in the Company's health insurance program and continuation of coverage requirements under COBRA will be triggered at that time. However, as additional consideration for the promises and obligations contained herein, and provided Employee completes the applicable election of coverage forms, the Company further agrees to pay the cost of such continued coverage under the Company's health care program until the above-referenced Severance Pay terminates. Thereafter, if applicable, coverage will be made available to Employee at his sole expense for the remaining months of the COBRA coverage period made available pursuant to applicable law. The medical insurance provided herein does not include any disability coverage.

4. Should Employee become employed before the above-referenced Severance Benefits are exhausted or terminated, Employee agrees to so notify the Company in writing within three (3) business days of Employee's acceptance of such employment, providing the name of such employer as well as the anticipated start date.

5. It is understood by the Parties that, unless it is specifically stated otherwise, nothing in this Agreement shall affect any rights Employee may have under any Profit Sharing and Savings Plan (401(k)) and/or Pension Plan provided by the Company as of the date of his termination, such items to be governed by the terms of the applicable plan documents.

6. In exchange for the foregoing Severance Benefits, [EMPLOYEE'S FULL NAME] on behalf of himself, his heirs, representatives, agents and assigns hereby COVENANTS NOT TO SUE, RELEASES, INDEMNIFIES, HOLDS HARMLESS, and FOREVER DISCHARGES (i) Hillenbrand Industries, Inc., (ii) its parent, subsidiary or affiliated entities, (iii) all of their present or former directors, officers, employees, shareholders, and agents as well as (iv) all predecessors, successors and assigns thereof from any and all actions, charges, claims, demands, damages or liabilities of any kind or character whatsoever, known or unknown, which Employee now has or may have had through the effective date of this Agreement.

7. Without limiting the generality of the foregoing release, it shall include: (i) all claims or potential claims arising under any federal, state or local laws relating to the Parties' employment relationship, including any claims Employee may have under the Civil Rights Acts of 1866 and 1964, as amended, 42 U.S.C. Sections 1981 and 2000(e) et seq.; the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621 et seq.; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. Sections 12,101 et seq.; the Fair Labor Standards Act 29 U.S.C. Sections 201 et seq.; and any other federal, state or local law governing the Parties' employment relationship; (ii) any claims on account of, arising out of or in any way connected with Employee's employment with the Company or leaving of that employment; (iii) any claims alleged or which could have been alleged in any charge or complaint against the Company; (iv) any claims relating to the conduct of any employee, officer, director, agent or other representative of the Company; (v) any claims of discrimination or harassment on any basis; (vi) any claims arising from any legal restrictions on an employer's right to separate its employees; (vii) any claims for personal injury, compensatory or punitive damages or other forms of relief; and (viii) all other causes of action sounding in contract, tort or other common law basis, including (a) the breach of any alleged oral or written contract, (b) negligent or intentional misrepresentations, (c) wrongful discharge, (d) just cause dismissal,
         (e) defamation, (f) interference with contract or business relationship or (g) negligent or intentional infliction of emotional distress.

8. The Parties acknowledge that it is their mutual and specific intent that the above waiver fully comply with the requirements of the Older Workers Benefit Protection Act (29 U.S.C. Section 626). Accordingly, Employee hereby acknowledges that:

         (a) He has carefully read and fully understands all of the provisions of this Agreement and that he has entered into this Agreement knowingly and voluntarily;

         (b) The Severance Benefits offered in exchange for Employee's release of claims exceed in kind and scope that to which he would have otherwise been legally entitled;

         (c) Prior to signing this Agreement, Employee had been advised in writing and given an opportunity to consult with an attorney of his choice concerning its terms and conditions; and

         (d) He has been offered at least twenty-one (21) days within which to review and consider this Agreement.

9. The Parties agree that nothing contained herein shall purport to waive or otherwise affect any of Employee's rights or claims which may arise after this Agreement is signed by him.

10. The Parties agree that this Agreement shall not become effective and enforceable until seven (7) calendar days after its execution by Employee or Employee's last day of active employment, whichever occurs last. Employee may revoke this Agreement for any reason by providing written notice of such intent to the Company within seven (7) days after he has signed this Agreement, thereby forfeiting Employee's right to receive any Severance Benefits provided hereunder and rendering this Agreement null and void in its entirety.

11. Employee acknowledges that his termination and the severance benefits offered hereunder were based on an individual determination and were not offered in conjunction with any group termination or group severance program.

12. Employee hereby affirms and acknowledges his continued obligations to comply with the post-termination covenants contained in his Employment Agreement, including but not limited to, the non-compete, trade secret and confidentiality provisions. Employee acknowledges that a copy of the Employment Agreement has been attached to this Agreement as Exhibit ___ or has otherwise been provided to him and, to the extent not inconsistent with the terms of this Agreement, the terms thereof shall be incorporated herein by reference. Employee acknowledges that the restrictions contained therein are valid and reasonable in every respect and are necessary to protect the Company's legitimate business interests. Employee hereby affirmatively waives any claim or defense to the contrary.

13. On or before [DATE OF TERMINATION], Employee agrees to return to the Company the original and all copies of all things in his possession or control relating to the Company or its business, including but not limited to any and all contracts, reports, memoranda, correspondence, manuals, forms, records, designs, budgets, contact information or lists (including customer, vendor or supplier lists), ledger sheets or other financial information, drawings, plans (including, but not limited to, business, marketing and strategic plans), personnel or other business files, computer hardware, software, or access codes, door and file keys, identification, credit cards, pager, phone, and any and all other physical, intellectual, or personal property of any nature that he received, prepared, helped prepare, or directed preparation of in connection with his employment with the Company. Nothing contained herein shall be construed to require the return of any non-confidential and de minimis items regarding Employee's pay, benefits or other rights of employment such as pay stubs, W-2 forms, 401(k) plan summaries, benefit statements, etc.

14. Employee agrees not to discuss or disclose, directly or indirectly, any proprietary or confidential information regarding the Company without its express written consent. Employee further agrees not to make any written or oral statement that may defame, disparage or cast in a negative light so as to do harm to the personal or professional reputation of (a) the Company, (b) its employees, officers, directors or trustees or (c) the services and/or products provided by the Company and its subsidiaries or affiliate entities.

15. The Parties agree that each and every paragraph, sentence, clause, term and provision of this Agreement is severable and that, if any portion of this Agreement should be deemed not enforceable for any reason, such portion shall be stricken and the remaining portion or portions thereof should continue to be enforced to the fullest extent permitted by applicable law.

16. Employee specifically agrees and understands that the existence and terms of this Agreement are strictly CONFIDENTIAL and that such confidentiality is a material term of this Agreement. Accordingly, except as required by law or unless authorized to do so by the Company in writing, Employee agrees that he shall not communicate, display or otherwise reveal any of the contents of this Agreement to anyone other than his spouse, legal counsel or financial advisor provided, however, that they are first advised of the confidential nature of this Agreement and Employee obtains their agreement to be bound by the same. The Company agrees that Employee may respond to legitimate inquiries regarding the termination of his employment by stating that the Parties have terminated their relationship on an amicable basis and that the Parties have entered into a Confidential Separation and Release Agreement which prohibits him from further discussing the specifics of his separation. Nothing contained herein shall be construed to prevent Employee from discussing or otherwise advising subsequent employers of the existence of any obligations as set forth in his Employment Agreement. Further, nothing contained herein shall be construed to limit or otherwise restrict the Company's ability to disclose the terms and conditions of this Agreement as it sees fit in its sole discretion.

17. In the event that Employee breaches or threatens to breach any provision of this Agreement, he agrees that the Company shall be entitled to seek any and all equitable and legal relief provided by law, specifically including immediate and permanent injunctive relief. Employee hereby waives any claim that the Company has an adequate remedy at law. In addition, and to the extent not prohibited by law, Employee agrees that the Company shall be entitled to discontinue providing any additional Severance Benefits as well as an award of all costs and attorneys' fees incurred by the Company in any effort to enforce the terms of this Agreement if the Company prevails. Employee agrees that the foregoing relief shall not be construed to limit or otherwise restrict the Company's ability to pursue any other remedy provided by law, including the recovery of any actual, compensatory or punitive damages. Moreover, if Employee pursues any claims against the Company subject to the foregoing General Release, or breaches the above Confidential provision, Employee agrees to immediately reimburse the Company for the value of all benefits received under this Agreement to the fullest extent permitted by law.

18. Employee acknowledges that this Agreement is entered into solely for the purpose of terminating his employment relationship with the Company on an amicable basis and shall not be construed as an admission of liability or wrongdoing by the Company and further acknowledges that the Company has expressly denied any such liability or wrongdoing.

19. Each of the promises and obligations shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, assigns and successors in interest of each of the Parties.

20. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana.

21. Employee represents and acknowledges that in signing this Agreement he does not rely, and has not relied, upon any representation or statement made by the Company or by any of the Company's employees, officers, agents, stockholders, directors or attorneys with regard to the subject matter, basis or effect of this Agreement other than those specifically contained herein.

22. This Agreement represents the entire agreement between the Parties concerning the subject matter hereof, shall supercede any and all prior agreements which may otherwise exist between them concerning the subject matter hereof (specifically excluding, however, the post-termination obligations contained in any existing Employment Agreement or other legally-binding document), and shall not be altered, amended, modified or otherwise changed except by a writing executed by both Parties.

               PLEASE READ CAREFULLY. THIS SEPARATION AND RELEASE
                  AGREEMENT INCLUDES A COMPLETE RELEASE OF ALL
                            KNOWN AND UNKNOWN CLAIMS.

         IN WITNESS WHEREOF, the Parties have themselves signed, or caused a duly authorized agent thereof to sign, this Agreement on their behalf and thereby acknowledge their intent to be bound by its terms and conditions.

"EMPLOYEE"                                    HILLENBRAND INDUSTRIES, INC.

Signed: ______________________________        By: ______________________________

Printed: _____________________________        Title: ___________________________

Dated: _______________________________        Dated: ___________________________

December 22, 2003



Scott K. Sorensen
Hillenbrand Industries, Inc.
700 State Route 46 East
Batesville, Indiana 47006



Dear Scott:

Re: Amendment to Employment Agreement

         This is to confirm that, notwithstanding anything in Paragraphs 8 and 9 of the Employment Agreement dated March 1, 2001, between you and Hillenbrand Industries, Inc, Inc. ("Company") (hereinafter "Employment Agreement"), in the event your employment is involuntarily terminated by the Company without cause, you shall, subject to the terms and conditions set out below, be entitled to receive the greater of:

         (i) (a) Fifty-two (52) weeks of your base salary at the time of termination paid as a lump sum, without set off for any other income over and above such severance or any Accrued Obligations and (b) any Accrued Obligations; or

         (ii) (a) Severance pay determined in accordance with any guidelines established by the Company, without set off for any other income over and above such severance or any Accrued Obligations and (b) any Accrued Obligations;

"Accrued Obligations" collectively refers to accrued wages, deferred compensation, or other compensation, benefits, or perquisites which have been fully paid or fully accrued as of the effective date of your separation, in accordance with the Company's past practice and applicable law.

This severance pay will be in lieu of, and not in addition to, any amount of severance pay previously described in Paragraph 9 of your Employment Agreement as payable to you in the event your employment with the Company is involuntarily terminated without cause.

No severance pay shall be paid if you voluntarily leave the Company's employ or are terminated for cause. Any severance pay made payable hereunder shall be paid in lieu of, and not in addition to, any notice pay.

Additionally, such severance pay is contingent upon you (1) fully complying with any restrictive covenants contained in your Employment Agreement and (2) executing a Separation and Release Agreement in a form not substantially different from that attached to your Employment Agreement as Exhibit A ("Separation Agreement") and including the terms contained in this Amendment.

Except to the extent explicitly amended herein, all terms and conditions contained in your Employment Agreement, in any document specifically incorporated therein by reference, and in any other agreement between you and the Company, shall remain in full force and effect.

Sincerely,


Frederick W. Rockwood
President and CEO
Hillenbrand Industries, Inc.

THIS AMENDMENT IS MADE PART OF AND SHOULD BE KEPT WITH YOUR EMPLOYMENT AGREEMENT